EX-99.77J REVALUATN

Exhibit 77(j)(b) – Restatement of Capital Accounts

For the year ended August 31, 2017, the Geneva Advisors All Cap Growth Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $1,017,109
Accumulated Net Realized Gain/(Loss)   $-
Paid-in Capital      $(1,017,109)

The reclassifications have no effect on net assets or net asset value per share.

For the year ended August 31, 2017, the PMC Core Fixed Income Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $350,691
Accumulated Net Realized Gain/(Loss)   $(325,394)
Paid-in Capital      $(25,297)

The reclassifications have no effect on net assets or net asset value per share.

For the year ended August 31, 2017, the PMC Diversified Equity Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $(85,601)
Accumulated Net Realized Gain/(Loss)   $85,601
Paid-in Capital      $-

The reclassifications have no effect on net assets or net asset value per share.

For the year ended August 31, 2017, the Geneva Advisors Equity Income Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $1,663,312
Accumulated Net Realized Gain/(Loss)   $(1,703,622)
Paid-in Capital      $40,310

The reclassifications have no effect on net assets or net asset value per share.

For the year ended August 31, 2017, the Performance Trust Strategic Bond Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $8,145,868
Accumulated Net Realized Gain/(Loss)   $(8,145,868)
Paid-in Capital      $-

The reclassifications have no effect on net assets or net asset value per share.

For the year ended August 31, 2017, the Performance Trust Municipal Bond Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $(33)
Accumulated Net Realized Gain/(Loss)   $33
Paid-in Capital      $-

The reclassifications have no effect on net assets or net asset value per share.

For the year ended August 31, 2017, the Fiera Capital STRONG Nations Currency Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $721,159
Accumulated Net Realized Gain/(Loss)   $(721,159)
Paid-in Capital      $-

The reclassifications have no effect on net assets or net asset value per share.